SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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☐    Definitive Proxy Statement

☐    Definitive Additional Materials

☐    Soliciting Material Pursuant to Section 240.14a-12

C.H. Robinson Worldwide, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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        for which the offsetting fee was paid previously. Identify the previous filing by registration statement number,

        or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

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(4)	Date Filed:

8100 Mitchell Road

Eden Prairie, Minnesota 55344

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

October 14, 2005

TO OUR STOCKHOLDERS:

C.H. Robinson Worldwide, Inc. will hold a Special Stockholders’ Meeting on Friday, October 14, 2005 at 9:00 a.m., local time, at our executive offices located at 8100 Mitchell Road, Eden Prairie, Minnesota. The purposes of the meeting are:

1.	To amend the company’s Certificate of Incorporation to effect a 2-for-1 stock split of the Common Stock, par value $0.10 per share (the “Common Stock”) and to increase the number of authorized shares of Common Stock; and

2.	To conduct any other business that properly comes before the meeting or any adjournment of the meeting.

Our Board of Directors has fixed the close of business on September 12, 2005 as the record date for determining holders of our Common Stock that are entitled to notice of, and to vote at, our Special Meeting.

You are cordially invited to attend the meeting. Your vote is important. Whether or not you plan to attend the meeting, please ensure your representation at the Special Meeting by completing, signing, and dating the enclosed proxy card, voting by telephone, or voting by using the Internet as soon as possible. Your proxy card includes instructions for each of these voting options. If you decide later to revoke your proxy, you may do so at any time before it is exercised.

By Order of the Board of Directors

Linda U. Feuss

Secretary

September     , 2005

C.H. ROBINSON WORLDWIDE, INC.

8100 Mitchell Road

Eden Prairie, Minnesota 55344

PROXY STATEMENT

FOR

SPECIAL MEETING OF STOCKHOLDERS

October 14, 2005

This Proxy Statement is furnished in connection with the solicitation of the enclosed proxy for use at the C.H. Robinson Special Meeting of Stockholders, and at any adjournment of the meeting, held at our executive offices located at 8100 Mitchell Road, Eden Prairie, Minnesota, on Friday, October 14, 2005, at 9:00 a.m. local time. The proxy is solicited by the Board of Directors of C.H. Robinson Worldwide, Inc. (“the company,” “we,” “us,” “C.H. Robinson”) for the purposes listed in the Notice of Special Meeting of Stockholders. This Proxy Statement and Proxy Card are being mailed to our stockholders beginning on or about September 14, 2005.

Who is entitled to vote?

Holders of C.H. Robinson Worldwide, Inc. Common Stock, par value $0.10 per share, at the close of business on September 12, 2005, are entitled to vote at our Special Meeting. September 12, 2005 is referred to as the record date. As of September 12, 2005, approximately                  shares of Common Stock were outstanding. Each share is entitled to one vote. There is no cumulative voting.

Shares are counted as present at the Special Meeting if either the stockholder is present and votes in person at the Special Meeting or has properly submitted a proxy by mail, by telephone or by using the Internet. Shares representing a majority of our issued and outstanding Common Stock as of the record date must be present at the Special Meeting, and entitled to vote at the Special Meeting, in order to achieve a quorum at the Special Meeting and to conduct business. If a quorum is not present or represented at the Special Meeting, the stockholders and proxies entitled to vote will have the power to adjourn the Special Meeting, without notice other than an announcement at the Special Meeting, until a quorum is present or represented.

How can I vote?

If you submit your vote before the Special Meeting using any of the following methods, your shares of C.H. Robinson’s Common Stock will be voted as you have instructed:

•	By Mail: Simply complete, sign, and date the enclosed Proxy Card and return it in the postage-paid envelope provided.

•	By Telephone: If you are a registered stockholder (you hold your stock in your own name) and you live in the United States, you may submit your proxy by touch-tone telephone by calling 1-800-560-1965 and following the “Vote by Phone” instructions. See the enclosed Proxy Card for more details.

•	By Internet: If you are a registered stockholder and have Internet access, you may submit your proxy from any location in the world by going to http://www.eproxy.com/chrw/ and following the “Vote by Internet” instructions. See the enclosed Proxy Card for more details.

Submitting your proxy will not affect your right to vote in person, if you decide to attend the Special Meeting.

If you are a beneficial stockholder (you hold your shares through a nominee, such as a broker), your nominee can advise you whether you will be able to submit voting instructions by telephone or via the Internet.

What happens if I return my proxy without voting instructions, or withhold or abstain on a proposal?

If you do not return voting instructions with your proxy, your proxy will be voted:

•	FOR the amendment to the company’s Certificate of Incorporation to effect a 2-for-1 stock split of the outstanding shares of Common Stock and to increase the number of authorized shares of common stock from 130,000,000 shares to 480,000,000 shares and (the “Amendment”).

If you return a proxy, but abstain from voting, then your shares:

•	Will be considered present at the Special Meeting for purposes of determining a quorum and for purposes of calculating the shares present and entitled to vote for the Amendment; and

•	Will not be voted in favor of the Amendment. Abstentions have the effect of counting as votes against the Amendment, because they add to the pool of votable shares for a proposal without contributing to the affirmative votes required to approve it.

What is a “non-vote” proxy?

If you hold your shares through a nominee, your nominee will not be permitted to exercise voting discretion on the Amendment. Your nominee will return a “non-vote” proxy, indicating a lack of authority to vote on these proposals, unless you give your nominee specific instructions on how to vote your shares.

If your nominee returns a “non-vote” proxy:

•	Your shares covered by that non-vote will be considered present at the Special Meeting for purposes of determining a quorum; but

•	Your proxy will not be considered present and entitled to vote at the Special Meeting for purposes of calculating the vote.

Non-votes will have the effect of a vote against the Amendment because a vote of 66 2/3% of the outstanding shares of Common Stock is required to amend the Certificate of Incorporation.

How do I revoke my proxy?

You may revoke your proxy and change your vote at any time before the voting closes at the Special Meeting. You may do this by submitting a properly executed proxy with a later date, or by delivering a written revocation, to the Secretary’s attention at the company’s address listed above, or in person at the Special Meeting.

As of the date of this Proxy Statement, the Board of Directors knows of no business that will be presented for consideration at the Special Meeting, other than the matters described in this Proxy Statement. If any other matters are properly brought before the Special Meeting, the persons named in the enclosed Proxy Card will vote according to their best judgment.

PROPOSAL ONE: THE AMENDMENT

Background

C.H. Robinson is requesting stockholder approval of the Board’s proposal to amend our Certificate of Incorporation (the “Current Certificate”) to effect a 2-for-1 the stock split of the Common Stock (the “Stock Split”) and to increase the number of authorized shares of Common Stock from 130,000,000 shares to 480,000,000 shares and (the “Amendment”).

Assuming that the Amendment is approved, the company intends to file the certificate of amendment to the Current Certificate included as Appendix A to this proxy statement (the “Certificate of Amendment”). Our Board has already approved the Certificate of Amendment and, assuming the approval of the Amendment at the Special Meeting, the Certificate of Amendment would become effective upon its filing with the Secretary of State of the State of Delaware (the “Effective Time”). At the Effective Time, each share of C.H. Robinson’s Common Stock issued and outstanding immediately prior to the Effective Time (the “Old Common Stock”), will be automatically reclassified as and subdivided into two shares of Common Stock, par value $.10 per share, of the company (the “New Common Stock”).

Each stock certificate that represented shares of the Old Common Stock immediately prior to the Effective Time will, from and after the Effective Time, automatically represent the New Common Stock. The number of shares of New Common Stock represented by such certificate will equal the number of shares of Old Common Stock represented by such certificate multiplied by two. As soon as practicable after the Effective Time, transmittal forms will be mailed to each holder of record of certificates for shares of the Old Common Stock. Our stockholders will use these transmittal forms to forward their certificates for surrender and exchange for certificates representing the number of shares of the New Common Stock that they are entitled to hold as a result of the stock split. Instructions specifying other details of the exchange will be included in the transmittal form. When stockholders receive the transmittal form, they should surrender the certificates representing shares of the Old Common Stock according to the instructions. Holders who surrender certificates will receive new certificates representing the number of shares of the New Common Stock that they hold as a result of the Stock Split.

The completion of a 2-for-1 Stock Split would not affect any stockholder’s proportionate equity interest in the company. In addition, the proportionate voting rights and other rights of stockholders would not be altered by the Stock Split. The number of shares subject to outstanding options and other rights to purchase shares of the Common Stock will also be increased at the 2-for-1 ratio. Correspondingly, the per share exercise price of those options will be decreased by a factor of 50% in direct proportion to the Stock Split ratio, so that the aggregate dollar amount payable for the purchase of the shares subject to the options or other purchase rights will remain unchanged. In addition, the number of shares of Common Stock available for restricted stock awards or units will be proportionately increased for the Stock Split.

As of September 12, 2005, there were                  shares of Common Stock issued and outstanding and                  no shares of preferred stock outstanding.

The company’s Common Stock is listed for trading on the Nasdaq National Market under the symbol “CHRW.” The new shares of Common Stock to be issued as a result of the Stock Split will be included in our listing on the Nasdaq National Market.

The Board has proposed the Amendment because it believes that the Amendment is in the best interests of the company and its stockholders. The Board believes that the Stock Split would result in a market price for the stock that should be more accessible to a broader spectrum of investors and, therefore, should benefit both the company and its stockholders through greater liquidity in the market. Although the impact on the market price of shares of Common Stock cannot be predicted with certainty, the Board expects a corresponding reduction in share. The increase in the number of outstanding shares of Common Stock and the lower market price per share expected to result from the Stock Split is designed to broaden the market for, and improve the marketability and liquidity of the Common Stock. You should be aware, however, that brokerage charges and any applicable transfer taxes on sales and transfers of shares may be higher after the Stock Split on the same relative interest in the company because that interest would be represented by a greater number of shares.

As part of the Amendment, the Board authorized an increase in the number of authorized shares of Common Stock, in part, to permit the Stock Split. In addition, the increased number of authorized shares of Common Stock will provide the company with flexibility in the future by assuring the availability of sufficient authorized but unissued Common Stock for valid corporate purposes such as financings, future stock splits or stock dividends, and mergers and acquisitions. The newly authorized Common Stock would be available for issuance without further action by stockholders except as required by law or applicable Nasdaq National Market requirements. Any such issuance could have the effect of diluting existing stockholders proportionate interest in the company.

The company has no current plan or commitment to issue shares of stock for purposes other than those discussed above, including any plan or intention to issue such shares as a takeover defense. Nevertheless, the additional authorized shares could be used to discourage persons from gaining control of the company or make more difficult the removal of management. For example, additional shares could be issued to dilute the voting power of a party attempting to gain control of the company. The company is not currently aware of any specific effort to obtain control of the company by means of a merger, tender offer, or otherwise.

If this proposal is approved by the stockholders at the Special Meeting, the Stock Split will become effective on the date on which the Certificate of Amendment is accepted for filing by the Secretary of State of the State of Delaware, unless the Board determines that the Stock Split is no longer in the best interests of the company and its stockholders. The Board will make such determination based on prevailing market conditions, on the likely effect on the market price of the Common Stock, and on other relevant factors.

The company believes that under U.S. federal income tax laws, the Stock Split will not result in the recognition of a taxable gain or loss to the stockholders for federal income tax purposes. In addition, the tax basis for shares in the hands of a stockholder prior to the stock split will become the tax basis for the total number of shares to be held by such stockholder immediately after the stock split, and the holding period of the newly acquired shares will be deemed to be the same as the holding period of the corresponding shares held prior to the stock split. However, each stockholder should consult his or her own tax advisor with respect to the particular tax consequences, if any, to him or her of the stock split, including the applicability and effect of any state, local or foreign tax laws.

No appraisal rights are available under the Delaware General Corporation Law or under our Certificate of Incorporation or bylaws to any stockholder who dissents from the proposal to approve the Amendment.

Vote Required; Board Recommendation

The authorization and approval of the Amendment requires the affirmative vote of 66 2/3% of the outstanding shares of Common Stock for the Amendment. Abstentions and broker non-votes will have the same effect as votes against the Amendment. The Board unanimously recommends that you vote all of your shares “FOR” the authorization and approval of the Amendment.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table contains information regarding beneficial ownership of C.H. Robinson’s Common Stock as of August 31, 2005 by (i) each person who is known by the company to own beneficially more than 5% of the Common Stock, (ii) each director or nominee, and certain executive officers of the company, and (iii) all company directors and executive officers as a group. Unless otherwise noted, the stockholders listed in the table have sole voting and investment powers with respect to the shares of Common Stock owned by them.

	Number of Shares Beneficially Owned (1)	Percentage of Outstanding Shares
FMR Corp. (2) 82 Devonshire Street Boston, MA 02109	6,424,519	7.53%
D.R. Verdoorn (3)	4,295,221	5.02%
John P. Wiehoff (4)	583,327	*
Joseph J. Mulvehill (5)	406,154	*
Mark Walker (6)	169,740	*
James P. Lemke (7)	137,761	*
Robert Ezrilov (8)	108,692	*
Gerald A. Schwalbach (9)	84,747	*
Paul A. Radunz (10)	42,034	*
Wayne M. Fortun (11)	18,742	*
Brian P. Short (12)	12,499	*
Michael W. Wickham (13)	1,768	*
Rebecca K. Roloff (14)	1,211	*
Kenneth E. Keiser	0	*
All executive officers and directors as a group (26 persons)	6,896,148	7.99%

*	Less than 1%

(1)	Beneficial ownership is determined in accordance with rules of the Securities and Exchange Commission (the “Commission”), and includes generally voting power and/or investment power with respect to securities. Shares of Common Stock subject to options currently exercisable or exercisable within 60 days of August 31, 2005 (“Currently Exercisable Options”) are deemed outstanding for computing the percentage beneficially owned by the person holding such options but are not deemed outstanding for computing the percentage beneficially owned by any other person.

(2)	Disclosure is made in reliance upon a statement on Schedule 13G/A, dated as of February 14, 2005, filed with the Securities and Exchange Commission. FMR Corp has sole voting power over 398,945 shares and sole dispositive power over 6,424,519 shares. FMR Corp. reported that its wholly owned subsidiary Fidelity Management & Research Company serves as an investment advisor to various investment company clients and that no one client accounts for more than 5% of the total outstanding Common Stock.

(3)	Mr. Verdoorn’s address is 8100 Mitchell Road, Eden Prairie, Minnesota 55344. Includes 1,000,956 shares owned by Mr. Verdoorn’s spouse, and 240,000 shares owned by trusts over which he exercises voting and investment power. Also includes 75,981 shares underlying options exercisable within 60 days.

(4)

Includes 29,754 shares owned by Mr. Wiehoff’s spouse and children, and includes 192,176 shares underlying options exercisable within 60 days. Also includes 169,492 restricted shares. These restricted shares vest ratably over a period of fifteen (15) years from the date of grant provided he remains employed by the company, and vesting will not be accelerated for any reason. These restricted shares are subject to other restrictions as defined in the Deferred Compensation Plan. The dividends on these shares were used to purchase 7,293 shares of C.H. Robinson common stock, which are fully vested. Such deferred shares have been placed in a non-qualified grantor trust for Mr. Wiehoff’s benefit. Mr. Wiehoff has the right to advise the trustee on how to vote such shares, but does not have dispositive power with respect to such shares. Also includes 40,000 restricted shares issued in 2003 that were placed into the Deferred Compensation Plan and are available to vest over five calendar years. The actual vesting percentage for each year is determined by the following formula: five percentage points are added to the average of the year over year growth rate in income from operations and diluted net income per share. Any shares that are unvested at the end of the five years are forfeited back to the company.

(5)	Includes 22,159 shares owned by Mr. Mulvehill’s spouse. Also includes 52,555 shares underlying options exercisable within 60 days. Also includes 10,000 restricted shares placed into the Deferred Compensation Plan which vest based on the company’s financial performance and any shares unvested after five years are forfeited back to the company. The actual vesting percentage for each year is determined by the following formula: five percentage points are added to the average of the year over year growth rate in income from operations and diluted net income per share. All shares remain in the Plan until after the executive terminates employment with the company.

(6)	Includes 900 shares owned by Mr. Walker’s children. Also includes 50,100 shares underlying options exercisable within 60 days. Also includes 15,262 restricted shares placed into the Deferred Compensation Plan of which 15,000 vest based on the company’s financial performance and any shares unvested after five years are forfeited back to the company. The actual vesting percentage for each year is determined by the following formula: five percentage points are added to the average of the year over year growth rate in income from operations and diluted net income per share. 262 of the restricted shares vested immediately. All shares remain in the Plan until after the executive terminates employment with the company.

(7)	Includes 23,875 shares issuable upon exercise of outstanding options. Also includes 17,612 restricted shares placed into the Deferred Compensation Plan of which 15,000 vest based on the company’s financial performance and any shares unvested after five years are forfeited back to the company. The actual vesting percentage for each year is determined by the following formula: five percentage points are added to the average of the year over year growth rate in income from operations and diluted net income per share. 2,612 of the restricted shares vested immediately. All shares remain in the Plan until after the executive terminates employment with the company.

(8)	Includes 29,000 shares underlying options exercisable within 60 days.

(9)	Includes 23,000 shares underlying options exercisable within 60 days.

(10)	Includes 26,250 shares underlying options exercisable within 60 days. Also includes 15,784 restricted shares placed into the Deferred Compensation Plan of which 15,000 vest based on the company’s financial performance and any shares unvested after five years are forfeited back to the company. The actual vesting percentage for each year is determined by the following formula: five percentage points are added to the average of the year over year growth rate in income from operations and diluted net income per share. 784 of the restricted shares vested immediately. All shares remain in the Plan until after the executive terminates employment with the company.

(11)	Includes 11,000 shares underlying options exercisable within 60 days.

(12)	Includes 5,000 shares underlying options exercisable within 60 days. Also includes 1,663 shares underlying restricted stock units that were immediately vested upon grant and are payable when Mr. Short leaves the Board.

(13)	Includes 768 shares underlying restricted stock units that were immediately vested upon grant and are payable when Mr. Wickham leaves the Board.

(14)	Includes 1,216 shares underlying restricted stock units that were immediately vested upon grant and are payable when Ms. Roloff leaves the Board.

SOLICITATION OF PROXIES

C.H. Robinson is paying the costs of solicitation, including the cost of preparing and mailing this Proxy Statement. Proxies are being solicited primarily by mail, but the solicitation by mail may be followed by solicitation in person, or by telephone, or by facsimile, by regular employees of C.H. Robinson without additional compensation. C.H. Robinson will reimburse brokers, banks and other custodians and nominees for their reasonable out-of-pocket expenses incurred in sending proxy materials to the company’s stockholders. C.H. Robinson has engaged                  to assist in the solicitation of proxies for the special meeting. The company will pay                  a fee of approximately $            and reimburse them for reasonable out-of-pocket expenses incurred in connection with such solicitation. If you need assistance in completing your proxy card or have questions regarding the special meeting, please contact                                 .

PROPOSALS FOR THE 2006 ANNUAL MEETING

Pursuant to federal securities laws, any proposal by a stockholder to be presented at the 2006 Annual Meeting of Stockholders and to be included in C.H. Robinson’s proxy statement must be received at the company’s executive offices, 8100 Mitchell Road, Eden Prairie, Minnesota 55344, no later than the close of business on December 16, 2005. Proposals should be sent to the attention of the Secretary. Our company’s Bylaws require that in order for business to be properly brought before the 2006 Annual Meeting of Stockholders by a stockholder, the stockholder must give written notice of their intent to bring a matter before the Annual meeting no later than February 18, 2006. Each such notice should be sent to the attention of the Secretary, and must include certain information about the stockholder who intends to bring such matter before the meeting and the business they want to be conducted. These requirements are provided in greater detail in the company’s Bylaws. C.H. Robinson intends to exercise its discretionary authority with respect to any matter not properly presented by February 18, 2006.

WHERE YOU CAN FIND MORE INFORMATION

We file reports, proxy statements and other information with the SEC under the Exchange Act. You may obtain copies of this information by mail from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at prescribed rates. Further information on the operation of the SEC’s Public Reference Room in Washington, D.C. can be obtained by calling the SEC at 1-800-SEC-0330.

The SEC also maintains an Internet site that contains reports, proxy statements and other information about issuers, such as the company, who file electronically with the SEC. The address of that site is http://www.sec.gov.

The SEC allows us to “incorporate by reference” information into this Proxy Statement. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this Proxy Statement. This document incorporates by reference the Annual Report on Form 10-K for fiscal year ended December 31, 2004, and the Quarterly Reports on Form 10-Q for the quarters ended March 31, and June 30, 2005, each as filed with the SEC. These documents contain important information about C.H. Robinson.

You can obtain any documents incorporated by reference in this Proxy Statement from the company, or from the SEC through the SEC’s web site at the address described above. Documents incorporated by reference are available from the company without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit in this Proxy Statement. Requests should be sent to the Secretary, C.H. Robinson Worldwide, Inc., 8100 Mitchell Road, Eden Prairie, Minnesota 55344.

By Order of the Board of Directors

Linda U. Feuss

Secretary

September     , 2005

APPENDIX A

CERTIFICATE OF AMENDMENT TO

CERTIFICATE OF INCORPORATION OF

C. H. ROBINSON WORLDWIDE, INC.

The undersigned being the Secretary of C.H. Robinson Worldwide, Inc., a Delaware corporation (the “Company”), does hereby certify as follows:

1. The name of the Company is C.H. Robinson Worldwide, Inc.

2. The first paragraph of Article IV of the Company’s Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) is hereby amended and restated in its entirety and substituting in lieu thereof new paragraphs of Article IV which shall read as follows (“the Amendment”):

“ARTICLE IV.

The total number of shares which the Corporation is authorized to issue is 500,000,000 as follows: 480,000,000 shares of common stock, par value $0.10 per share (the “Common Stock”), and 20,000,000 shares of preferred stock, par value $0.10 per share (the “Preferred Stock”).

Effective at 5:00 p.m. (EST) on October 14, 2005 (the “Effective Time”), all issued and outstanding shares of Common Stock (“Existing Common Stock”) shall be and hereby are automatically subdivided and reclassified as follows: each share of Existing Common Stock shall be subdivided and reclassified (the “Stock Split”) as two shares of issued and outstanding Common Stock (“New Common Stock”). The Corporation shall, through its transfer agent, provide certificates representing the New Common Stock to holders of Existing Common Stock in exchange for certificates representing Existing Common Stock. From and after the Effective Time, certificates representing shares of Existing Common Stock are hereby cancelled and shall represent only the right of the holders thereof to receive New Common Stock.

From and after the Effective Time, the term “New Common Stock” as used in this Article IV shall mean Common Stock.”

2. This amendment shall be effective as of 5:00 p.m. (EST) on October 14, 2005.

The undersigned, being the Secretary of the Company, for purposes of amending its Certificate of Incorporation, pursuant to the General Corporation Law of the State of Delaware, acknowledges that it is his act and deed and that the facts stated herein are true, and has signed this instrument on October 14, 2005.

C. H. ROBINSON WORLDWIDE, INC.

By:
Linda U. Feuss Secretary

C.H. ROBINSON WORLDWIDE, INC.

8100 Mitchell Road

Eden Prairie, MN 55344

SPECIAL MEETING OF STOCKHOLDERS

Friday, October 14, 2005

9:00 a.m., Central Time

C.H. Robinson Worldwide, Inc. 8100 Mitchell Road, Eden Prairie, Minnesota 55344	Proxy

This Proxy is solicited by the Board of Directors

The undersigned hereby appoints Chad Lindbloom and Linda U. Feuss, or either of them, with full power of substitution to each, as attorneys and proxies to represent the undersigned at the Special Meeting of Stockholders of C.H. Robinson Worldwide, Inc. to be held in the corporate offices of C.H. Robinson Worldwide, Inc., 8100 Mitchell Road, Eden Prairie, Minnesota on the 14th day of October, 2005, at 9:00 a.m. Central Time and at any adjournment(s) thereof, and to vote all shares of Common Stock which the undersigned may be entitled to vote at said meeting as directed below with respect to the proposal as set forth in the Proxy Statement, and in their discretion upon any other matters that may properly come before said meeting.

This Proxy, when properly executed, will be voted as directed herein by the undersigned stockholder. If no direction is made, this Proxy will be voted FOR Proposal 1. The tabulator cannot vote your shares unless you sign and return this Proxy.

See reverse for voting instructions.

There are three ways to vote your Proxy

Your telephone or Internet vote authorizes the Named Proxies to vote your	COMPANY #
shares in the same manner as if you marked, signed and returned your proxy card.

VOTE BY PHONE — TOLL FREE — 1-800-560-1965 — QUICK EASY IMMEDIATE

•	Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (CT) on October 13, 2005.
•	Please have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available. Follow the simple instructions the voice provides you.

VOTE BY INTERNET — http://www.eproxy.com/chrw/ — QUICK EASY IMMEDIATE

•	Use the Internet to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (CT) on October 13, 2005.
•	Please have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available. Follow the simple instructions to obtain your records and create an electronic ballot.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we’ve provided or return it to C.H. Robinson Worldwide, Inc., c/o Shareowner ServicesSM, P.O. Box 64945, St. Paul, MN 55164-0945.

If you vote by Phone or Internet, please do not mail your Proxy Card

ò   Please detach here ò

Unless you indicate otherwise, this Proxy will be voted in accordance with the Board of Directors’ recommendations. The Board of Directors recommends a vote FOR Proposal 1.

1.	Approval of the amendment to C.H. Robinson’s Certificate of Incorporation to effect a 2-for-1 stock split of the outstanding shares of Common Stock and to increase the number of authorized shares of Common Stock from 130,000,000 shares to 480,000,000 shares.	☐ For	☐ Against	☐ Abstain

2.	In their discretion, consider and act upon such other matters as may properly come before the meeting or any adjournments thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL.

Address Change? Mark Box ☐ Indicate changes below:	Dated: , 2005

Signature(s) in Box

When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee of guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.